Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Chembio Diagnostic Systems, Inc.

We consent to use of our report dated March 3, 2011, with respect to the consolidated financial statements included in Chembio Diagnostic Systems, Inc. 2010 Annual Report on Form 10-K, incorporated by reference herein, and to the reference to our firm under the heading “Experts” in the prospectus/registration statement.

PARENTEBEARD LLC

/s/ PARENTEBEARD LLC

New York, New York
January 8, 2013